Exhibit 10.1

PURCHASE AND SALE AGREEMENT

DATED AS OF JUNE 11, 2014

BY AND BETWEEN

THE DUFFIELD FAMILY FOUNDATION,

A NEVADA NON PROFIT CORPORATION

(“SELLER”)

AND

VEEVA SYSTEMS INC.,

A DELAWARE CORPORATION

(“PURCHASER”)

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EXHIBITS AND SCHEDULES

Exhibit A	Legal Description of Land
Exhibit B	Schedule of Personal Property
Exhibit C	Schedule of Contracts
Exhibit D	Form of Grant Deed
Exhibit E	Affidavit of Non-Foreign Status
Exhibit F	Form of Bill of Sale
Exhibit G	Form of Assignment of Contracts, Warranties and Intangibles
Schedule 4.1.1	Reviewed Materials
Exhibit H	Memorandum of Agreement
Exhibit I	Quitclaim Deed

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PURCHASE AND SALE AGREEMENT

THIS Purchase And Sale Agreement (“Agreement”) is dated as of June 11,2014, and is made by and between The Duffield Family Foundation, a Nevada nonprofit corporation (referred to herein as “Seller”), having its principal place of business at 6150 Stoneridge Mall Road, Suite 125, Pleasanton CA 94588 and Veeva Systems Inc., a Delaware corporation (“Purchaser”), having a principal place of business at 4637 Chabot Drive, Suite 210, Pleasanton CA 94588. This Agreement shall be effective the date (the “Effective Date”) on which the Title Company (as defined below) shall have confirmed in writing that it has received this Agreement fully executed by Purchaser and Seller.

In consideration of the mutual covenants of the parties herein contained and other valuable consideration, the parties agree as follows:

1. SALE AND PURCHASE.

1.1. GENERAL. Subject to the terms, covenants and conditions contained in this Agreement, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of the Property, as defined in Section 1.2 below.

1.2. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

1.2.1. Assignment of Contracts. The assignment and assumption of the Contracts, Warranties and other Intangibles in the form of Exhibit G attached hereto.

1.2.2. Bill of Sale. The bill of sale in the form of Exhibit F attached hereto, transferring the Personal Property to Purchaser.

1.2.3. Business Day. Any Monday, Tuesday, Wednesday, Thursday or Friday, other than any federal holiday, State of California holiday or other day on which banks are required or permitted to close for business in the State of California.

1.2.4. Closing. The consummation of the sale and conveyance of the Property to Purchaser as evidenced by recordation of the Deed.

1.2.5. Closing Date. The date that is the first Business Day which occurs fifteen (15) days following the expiration of the Inspection Period, provided however Purchaser may elect to have the Closing Date occur on an earlier date following the Inspection Period by delivery of not less than five (5) days prior written notice to Seller; or such other earlier date and time as Purchaser and Seller may mutually agree upon in writing.

1.2.6. Contracts. All of Seller’s right, title and interest in and to all assignable contracts and agreements (collectively, the “Contracts”) listed and described on Exhibit C (the “Contracts Schedule”) attached hereto and made apart hereof, relating to the repair, maintenance or operation of the Real Property, which will extend beyond the Closing Date.

1.2.7. Deed. The form of grant deed pursuant to which title to the Real Property shall be conveyed from Seller to Purchaser, in the form of Exhibit D hereto which is made a part hereof.

1.2.8. Deposit. Such term shall have the meaning set forth in Section 2.2 below.

1.2.9. Effective Date. Such term has the meaning set forth in the preamble of this Agreement.

1.2.10. FTP Site. The file transfer protocol site established by or on behalf of Purchaser with respect to the Property on which written materials regarding the Property have been posted.

1.2.11. Improvements. The buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, that certain commercial building with a street address of 4280 Hacienda Drive, Pleasanton, California.

1.2.12. Inspection Period. The period ending at 5:00 p.m. California time on July 7, 2014.

1.2.13. Intangibles. All of Seller’s assignable right, title and interest in and to all entitlements, permits, marks, logos, names and other intangible personal property related exclusively to the Real Property.

1.2.14. Land. That certain tract or parcel of land situated in the City of Pleasanton, County of Alameda, California, more particularly described on Exhibit A attached hereto and made a part hereof, and all of Seller’s interest in rights, privileges and easements appurtenant to the Land, as well as all of Seller’s interest in development rights, land use entitlements, approvals and licenses including without limitation building permits, licenses, permits and certificates, air rights, mineral rights, off-site parking rights, water, water rights, riparian rights and water stock relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of Seller’s right, title and interest in and to all roads and alleys adjoining or servicing the Land.

1.2.15. Personal Property. All of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used exclusively in connection with the operation of the Land and Improvement and only as specifically described on Exhibit B attached hereto and made a part hereof.

1.2.16. Property. Collectively, the Real Property, the Contracts, the Intangibles, the Warranties, and the Personal Property.

1.2.17. Purchase Price. Such term shall have the meaning set forth in Section 2.1 below.

1.2.18. Real Property. The Land and the Improvements.

1.2.19. Reviewed Materials. Such terms shall have the meaning set forth in Section 4.1.1 below.

1.2.20. Seller’s Current Actual Knowledge; Seller’s Representative. Each such terms shall have the meaning set forth in Section 7.1 below.

1.2.21. Title Company. Such term has the meaning set forth in Section 1.3 below.

1.2.22. Warranties. All assignable existing warranties and guaranties issued to Seller in connection with the Real Property or Personal Property

1.3. TITLE COMPANY. The purchase and sale of the Property shall be handled through an escrow which the parties have established or will establish with Chicago Title Insurance Company (“Title Company”) at its office located at 1 Kaiser Plaza, Suite 745, Oakland, California 94612, Attn.: Laurie Edwards; Telephone No.: (510) 451-8888; email: edwardsl@ctt.com. Seller and Purchaser agree to execute such escrow instructions as are required by Title Company to consummate the transaction and which are reasonably acceptable to Purchaser and Seller. The escrow instructions shall not be deemed to modify the provisions of this Agreement unless any modifications are specifically identified as such and are initialed by both Seller and Purchaser.

2. PAYMENT OF PURCHASE PRICE.

2.1. AMOUNT. The purchase price to be paid by Purchaser to Seller for the Property (the “Purchase Price”) shall be Twenty Four Million Twelve Thousand Four Hundred Fifty and No/100 Dollars ($24,012,450.00).

2.2. TERMS OF PAYMENT. Purchaser shall pay the Purchase Price to Seller as follows:

2.2.1. Deposit. Purchaser shall deposit in escrow established by the Title Company pursuant to Section 1.3 above within three (3) Business Days of the execution and delivery of this Agreement the sum of One Million And No/100 Dollars ($1,000,000.00) in readily available funds as an earnest money deposit on account of the Purchase Price (together with interest accrued thereon while held by Title Company, the “Deposit”). For so long as the Deposit is held by the Title Company, the Deposit shall be invested by Title Company in a money market fund or such other investment instrument or account designated by Purchaser, without penalty for early withdrawal and with interest accruing for the account of Purchaser. The Deposit, together with such interest thereon, shall be credited against the Purchase Price at Closing. The Deposit shall be returned to Purchaser if this Agreement terminates for any reason except as a result of Purchaser’s default.

2.2.2. Independent Consideration. The Title Company shall immediately deliver from the Deposit the sum of One Hundred Dollars ($100.00) (the “Earned Amount”) to Seller as consideration to Seller for entering into this Agreement, the adequacy of which consideration is acknowledged by Purchaser and Seller. The Earned Amount is earned by Seller when delivered to Seller and will be immediately released to Seller, is nonrefundable but will be credited to payment of the Purchase Price at the Closing.

2.2.3. Payment of Balance. The balance of the Purchase Price, less the Deposit, shall be paid in full, in cash, through escrow at Closing as provided in Section 10.3.1.

3. LIQUIDATED DAMAGES. PURCHASER ACKNOWLEDGES THAT THE CLOSING OF THE SALE OF THE PROPERTY TO PURCHASER, ON THE TERMS AND CONDITIONS AND WITHIN THE TIME PERIOD SET FORTH IN THIS AGREEMENT, IS MATERIAL TO SELLER. PURCHASER ALSO ACKNOWLEDGES THAT SELLER WILL SUFFER SUBSTANTIAL DAMAGES IF SUCH TRANSACTION IS NOT SO CONSUMMATED DUE TO PURCHASER’S DEFAULT UNDER THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE OF THIS AGREEMENT, SELLER’S DAMAGES WOULD BE EXTREMELY DIFFICULT OR IMPOSSIBLE TO COMPUTE IN LIGHT OF THE UNPREDICTABLE STATE OF THE ECONOMY AND OF GOVERNMENTAL REGULATIONS, THE FLUCTUATING MARKET FOR REAL ESTATE AND REAL ESTATE LOANS OF ALL TYPES, AND OTHER FACTORS WHICH DIRECTLY AFFECT THE VALUE AND MARKETABILITY OF THE PROPERTY. IN LIGHT OF THE FOREGOING AND ALL OF THE OTHER FACTS AND CIRCUMSTANCES SURROUNDING THIS TRANSACTION, AND FOLLOWING NEGOTIATIONS BETWEEN THE PARTIES, PURCHASER AND SELLER AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WOULD SUFFER BY REASON OF PURCHASER’S DEFAULT HEREUNDER. ACCORDINGLY, PURCHASER AND SELLER HEREBY AGREE THAT, IN THE EVENT OF SUCH DEFAULT BY PURCHASER UNDER THIS AGREEMENT, SELLER’S SOLE REMEDY SHALL BE TO TERMINATE THIS AGREEMENT BY GIVING NOTICE TO PURCHASER AND TITLE COMPANY AND TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES IN LIEU OF ANY OTHER CLAIM SELLER MAY HAVE IN LAW OR IN EQUITY (INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE) ARISING BY REASON OF PURCHASER’S DEFAULT.

THE PARTIES HAVE INITIALED THIS SECTION 3 TO ESTABLISH THEIR INTENT SO TO LIQUIDATE DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 3 SHALL BE DEEMED TO LIMIT: (A) PURCHASER’S OBLIGATION TO PERFORM ANY CONTINUING OBLIGATIONS, OR (B) PURCHASER’S INDEMNIFICATION OBLIGATIONS CONTAINED IN THIS AGREEMENT.

SELLER’S	PURCHASER’S
INITIALS: AZ	INITIALS: TC

4. REVIEW OF THE PROPERTY; INSPECTION PERIOD.

4.1. DOCUMENT REVIEW.

4.1.1. Delivery of and Access to Documents. Purchaser has been and shall be provided access to the FTP Site, on which Seller has posted copies of the categories of documents set forth in Schedule 4.1.1 attached hereto relating to the Property and its operation (collectively, including any additional written materials that Seller may make available for Purchaser’s review, the “Reviewed Materials”), provided that such written materials exclude, (i) appraisals, internal financial projections, valuation reports and./or related information, (ii) architectural and engineering plans and studies prepared on behalf of Seller in connection with Seller’s proposed development of the Property as a companion animal shelter and adoption center and (iii) any of Seller’s organizational documents (e.g. partnership or limited liability company agreements) (collectively. “Seller’s Proprietary Information”). Purchaser may make copies of the Reviewed Materials at Purchaser’s sole cost and expense and Seller shall cooperate with Purchaser in connection therewith. Seller represents that to Seller’s Current Actual Knowledge that the Reviewed Materials are all of the material documents concerning the physical condition of the Property in Seller’s possession or under its control (other than Seller’s Proprietary Information).

4.1.2. No Representation. Except as otherwise specifically provided in this Agreement, Seller makes no representation or warranty whatsoever regarding the existence or availability of the Reviewed Materials and Seller shall not be obligated to create or obtain any of the Reviewed Materials. Purchaser acknowledges and agrees that, except as otherwise provided in this Agreement: (i) any and all of the Reviewed Materials are provided for informational purposes only and do not constitute representations or warranties of Seller of any kind; (ii) the documents, information and reports that Seller makes available to Purchaser in connection with the negotiation, execution and delivery of this Agreement and pursuant to the terms of this Section 4.1 may not be inclusive of all of the documents, information and reports in existence concerning the Property; and (iii) by providing Purchaser with access to the Reviewed Materials upon the terms and conditions of this Section 4.1, and subject to the representations and warranties expressly made by Seller in this Agreement, Seller has complied with and satisfied any obligations Seller may have to provide Purchaser with information about the Property. Purchaser shall be deemed to have reviewed any and all materials on the FTP Site or otherwise made available to Purchaser regardless of whether Purchaser elects to review such files and materials.

4.2. ACCESS TO PROPERTY, INSPECTION AND DUE DILIGENCE.

4.2.1. Access to Property. During the Inspection Period, Seller agrees that Purchaser and its authorized agents or representatives shall be entitled to enter upon the Property, accompanied by a representative of Seller if Seller so elects, during normal business hours upon no less than twenty-four (24) hours advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Purchaser deems necessary or advisable, provided, however, that Purchaser shall not be permitted to conduct physical or invasive testing without Seller’s prior written consent, which consent Seller may withhold in its sole discretion. Seller’s prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller as provided below, and such other information as Seller requires in connection with such proposed inspection or testing.

4.2.2. Inspection Standards. Purchaser agrees that in conducting any inspections, investigations or tests of the Property, Purchaser and its agents and representatives shall (i) not damage any part of the Property or any personal property owned or held by any tenant or third party, (ii) not injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors, and employees or any tenant or their guests or invitees, (iii) maintain insurance as provided below, (iv) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property, (v) not permit any liens to attach to the Real Property by reason of the exercise of Purchaser’s rights hereunder, (vi) immediately on completion of each such test or inspection, fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken, and (vii) not reveal or disclose any information obtained during the due diligence period concerning the Property except as permitted under Section 4.5. In the event Purchaser fails to perform any affirmative duty or obligation of Purchaser under Subsection 4.2.2 (iii)—(vi) inclusive above within three (3) Business Days after written notice to Purchaser of its failure (and without notice in case of an emergency), Seller may (but shall not be obligated to) perform such duty or obligation on Purchaser’s behalf and Purchaser shall reimburse Seller upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys’ fees incurred in connection therewith).

4.2.3. Delivery. As additional consideration for the transaction contemplated herein, if Purchaser terminates the Agreement prior to the expiration of the Inspection Period, Purchaser shall promptly deliver to Seller copies of “Work Product” (defined below) obtained in connection with Purchaser’s due diligence, at no cost to Seller; provided, however, that Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. For purposes of this Agreement, “Work Product” means any and all reports, tests or studies involving geologic conditions, environmental, hazardous waste or hazardous substances contamination of the Property and all other materials obtained in connection with Purchaser’s due diligence, but excludes any materials related solely to the business of Purchaser which Purchaser reasonably deems to be proprietary and writings protected from disclosure by the attorney/client privilege or the attorney work-product doctrine. Purchaser makes no express or implied representations or warranties with respect to the accuracy of the content of the Work Product.

4.3. INSPECTION PERIOD.

4.3.1. Inspection and Right to Terminate. Purchaser shall have the right to promptly commence and actively pursue its due diligence on the Property as provided for in Sections 4.1 and 4.2 above. If Purchaser determines to proceed with the purchase of the Property in accordance with this Agreement, then Purchaser shall, before the end of the Inspection Period, notify Seller in writing (an “Approval Notice”) that Purchaser has approved the matters described in Sections 4.1 and 4.2 above, which determination shall be made by Purchaser in its sole and absolute discretion. In such event, Purchaser shall instruct the Title Company to immediately disburse the Deposit to Seller and the Deposit shall thereupon become nonrefundable. In the event that either (i) Purchaser fails to deliver an Approval Notice to Seller before the end of the Inspection Period, and/or (ii) the Deposit is not disbursed to Seller within two (2) Business Days following the delivery of the Approval Notice, then Purchaser shall be deemed to have elected to terminate this Agreement, and the Deposit shall be returned to Purchaser and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which expressly survives termination). If Purchaser timely delivers the Approval Notice, concurrently with the disbursement of the Deposit to Seller in accordance with the foregoing, (i) Title Company is hereby instructed to record in the Official Records of Alameda County a Memorandum of Agreement in the form of attached Exhibit H; and (ii) Purchaser shall execute and deliver to Title Company a Quitclaim Deed in the form of attached Exhibit I together with irrevocable instructions to the Title Company to record the Quitclaim Deed in the Official Records of Alameda County if the Closing has not occurred within two (2) Business Days following the Closing Date except if Closing fails to occur as a result of Seller’s default under this Agreement.

4.3.2. Acknowledgment and Waiver. Purchaser acknowledges that, pursuant to the terms of this Agreement, Purchaser shall be afforded a full opportunity to inspect the Property, observe its physical characteristics and existing conditions and conduct such investigations and studies on and of said Property as it deems necessary and that, if Purchaser delivers the Approval Letter pursuant to this Section 4.3, Purchaser shall be deemed to have waived on the expiration of the Inspection Period any and all objections to or complaints (including, but not limited to, Federal, State or common law based actions and any private right of action under State and Federal law to which the Property is or may be subject, including but not limited to, CERCLA and RCRA) regarding the physical characteristics and existing conditions of the property, including, without limitation, geologic conditions, subsurface soil and water conditions and solid and hazardous waste and hazardous substances on, under, adjacent to or otherwise affecting the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of hazardous substances or other contaminants, may not have been revealed by its investigation.

4.4. TERMINATION AND RETURN OF PROPERTY. If this Agreement is terminated for any reason whatsoever, Purchaser shall promptly deliver to Seller the original and any copies of all documents, plans, surveys, contracts, agreements, materials and the like delivered to Purchaser or Purchaser’s agents, representatives or designees by Seller or Seller’s agents, representatives or employees, or copied by Purchaser or Purchaser’s agents pursuant to this Agreement.

4.5. RESTORATION AND INSURANCE. If any inspection or test disturbs any of the Property, Purchaser will restore the Property to substantially the same condition as existed prior to any such inspection or test. Purchaser shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all losses, costs and damages, including reasonable attorneys’ fees, incurred by Seller as a result of such entry or investigation or the exercise of any rights under Section 4.2 by or on behalf of Purchaser other than loss, cost or damage which is discovered (and not caused) by such investigation as a result of pre-existing conditions. This indemnity obligation of Purchaser shall survive the termination of this Agreement for any reason. Purchaser shall obtain, or arrange for its inspecting consultant to obtain and keep in force, a policy of comprehensive general liability insurance (including coverage for bodily injury and property damage) on an occurrence basis with a combined single limit of $2,000,000, naming Seller as an additional insured. Purchaser shall deliver evidence of such insurance to Seller prior to the commencement of Purchaser’s investigations under Section 4.2.

5. TITLE; TITLE OBJECTIONS.

5.1. TITLE REPORT. Within five (5) Business Days of the Effective Date, Purchaser shall cause Title Company to issue and deliver to Purchaser a preliminary title report on the Property that will form the basis of Title Company’s commitment to issue to Purchaser, as the proposed insured, its regular CLTA or ALTA (as determined by Purchaser) Owner’s title insurance policy (“Owner’s Title Policy”) in the amount of the purchase price (“Title Commitment”), together with a legible copy of all documents of record and all exceptions to title indicated on the Title Commitment and a plat or map of the Property with all easements plotted on it (collectively, the “Title Report”). Seller’s most recent survey of the Property (“Survey”) is posted on the FTP Site. Purchaser shall have the right to order an update to the Survey, provided that Purchaser shall order such update not later than five (5) Business Days following the Effective Date.

5.2. TITLE. Title to the Real Property shall be conveyed from Seller to Purchaser by the Deed, free and clear of all liens and encumbrances created by Seller except the following which title shall be taken subject to: (i) liens to secure payment of real estate taxes and assessments not delinquent (prorated in accordance with Section 10.5); (ii) applicable zoning and use laws, ordinances, rules and regulations of any municipality, township, county, state or other governmental agency or authority; (iii) all matters that are disclosed on the Survey or that would be disclosed by a current physical inspection or updated-survey of the Property or that are actually known to Purchaser; (iv) any exceptions or matters created by Purchaser, its architect or civil engineer, or its agents, employees and/or representatives; and (v) all other exceptions of record acceptable to Purchaser. The foregoing exceptions to title are referred to collectively as the “Permitted Exceptions”. Conclusive evidence of delivery of title in accordance with the foregoing shall be the willingness of Title Company to issue to Purchaser, upon payment of its regularly scheduled premium, the Owner’s Title Policy in the amount of the Purchase Price, showing fee title to the Property vested of record in Purchaser, subject only to the Permitted Exceptions (and the standard printed exceptions and conditions in the policy of title insurance).

5.3. TITLE OBJECTIONS. If the Title Commitment discloses title exceptions other than the Permitted Exceptions described in subparagraphs (i) or (iv) of Section 5.2 of this Agreement or if the Survey discloses survey matters which, in Purchaser’s sole and absolute discretion, interfere with Purchaser’s ability to use or finance the Real Property, Purchaser shall notify Seller in writing of its objections thereto (“Title Objections”) within fifteen(15) Business Days of its receipt of the Title Report and the Survey (“Title Review Period”). Seller shall have ten (10) Business Days from the receipt of such notice (“Seller’s Removal Period”) to have such title exceptions removed from the Title Commitment and to correct any such survey matters or to have the Title Company commit, at Seller’s expense, to insure Purchaser against any loss or damage which might be occasioned by or result from such title exceptions or survey matters. If Seller fails to timely provide such removal, correction or insurance, one of the following shall occur: (i) Purchaser may terminate this Agreement by giving written notice to Seller within five (5) Business Days after the expiration of Seller’s Removal Period (“Termination Notice”), whereupon the parties hereto shall have no further obligations hereunder (except for those obligations which otherwise survive the termination of this Agreement) and the Deposit shall be returned to Purchaser; or (ii) if Purchaser does not timely give the Termination Notice, Purchaser shall be obligated to close the purchase and sale of the Property as otherwise provided herein. If Purchaser does not provide Seller with notice of Title Objections within fifteen (15) Business Days of its receipt of the Title Commitment and the Survey, the Title Commitment shall be deemed accepted by Purchaser.

5.4. PRE-CLOSING “GAP” TITLE DEFECTS. In the event that Title Company first notifies Seller or Purchaser in writing of any title matters not constituting Permitted Exceptions after the expiration of the time period in which Purchaser may provide Title Objections pursuant to Section 5.3 above (including, if applicable, any new title matters arising out of an update of the Survey ordered by Purchaser in accordance with Section 5.1 above), Purchaser may object to such matters by delivering written notice thereof to Seller not more than five (5) Business Days after Purchaser first receives notice of such matters (and Purchaser’s failure to provide such written notice shall constitute Purchaser’s waiver of any such objections). With respect to any objections to title set forth in such notice, Seller shall have the same option to cure (except that Seller’s response period shall be five (5) Business Days rather than ten (10) Business Days) and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser as set forth in Section 5.3 above. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the originally scheduled Closing Date.

6. CONDEMNATION OR CASUALTY

6.1. CONDEMNATION. If, at any time after the Effective Date but prior to Closing, a proceeding is instituted for the taking of all or any material portion of the Property under the power of eminent domain (a “Taking”), then Purchaser shall have the right by giving written notice to Seller and Title Company within ten (10) Business Days after the date of receipt of written notice of any such Taking, either to: (a) consummate the purchase of the Property in accordance with this Agreement, in which event Seller shall assign to Purchaser at Closing any award payable by reason of the Taking, or (b) terminate this Agreement effective as of the date such notice of termination is given. If Purchaser fails to give such notice within such applicable ten (10) Business Day period, then Purchaser shall be deemed to have elected to terminate this Agreement pursuant to this Article 6. The Closing Date shall be postponed, if necessary, to permit Purchaser to have the ten (10) Business Day period following expiration of the Inspection Period or the date of receipt of notice of a Taking (as the case may be) to make the election specified hereinabove. If Purchaser terminates this Agreement pursuant to this Article 6, then the Deposit shall be returned promptly to Purchaser and neither Seller nor Purchaser shall have any further obligations under this Agreement, except such obligations of the parties that expressly survive the termination of this Agreement.

6.2. CASUALTY.

6.2.1. Minor Damage. In the event of damage to the Property or any portion thereof prior to Closing caused by any casualty that is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

6.2.2. Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by delivering written notice to Seller within ten (10) Business Days after Seller sends Purchaser written notice of the occurrence of major loss or damage, in which event the Deposit shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) Business Days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the damage in question. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

6.2.3. Definition of “Major” Loss or Damage. For purposes of Section 6.2.1 and 6.2.2, “major” loss or damage refers to loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the Property to a condition substantially identical to that of the Property prior to the event of damage would be, in the opinion of a general contractor selected by Seller and reasonably approved by Purchaser, equal to or greater than One Million Dollars ($1,000,000.00).

7. REPRESENTATIONS AND WARRANTIES/SELLER’S COVENANTS.

7.1. SELLER’S KNOWLEDGE. As used in this Agreement, the term “Seller’s Current Actual Knowledge” means the current actual (not imputed or constructive) knowledge of Steve Hill and Anne Sparks (collectively, “Seller’s Representative”), without independent inquiry, and such term shall not include the knowledge of any other person or firm, it being understood by Purchaser that Seller’s Current Actual Knowledge shall not apply to, or be construed to include, information or material which may be in the possession of Seller generally or incidentally, but of which Seller’s Representative is not actually aware. Seller represents and warrants that those persons constituting Seller’s Representative are the persons employed by the property manager of the Property and that have the most knowledge of the Property.

7.2. REPRESENTATION AND WARRANTIES. Seller hereby makes the following representations and warranties as of the date of this Agreement and as of the Closing Date:

7.2.1. Authority. Seller is a nonprofit corporation, has been duly formed and organized, and is validly existing under the laws of Nevada. Seller has the full right and authority to enter into this Agreement and to perform the obligations of Seller under this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

7.2.2. Contracts. To Seller’s Current Actual Knowledge, the Contract Schedule accurately identifies in all material respects each of the documents that comprise the Contracts and, except as disclosed in the Contract Schedule or otherwise disclosed in writing to Purchaser, no material default or breach exists under the Contracts.

7.2.3. Condemnation/Special Assessments. To Seller’s Current Actual Knowledge, there are not presently pending any special assessments, or any eminent domain or condemnation actions against the Property or any part thereof; and Seller has not received notice of any special assessments or any eminent domain or condemnation actions being contemplated that would affect the Property or any part thereof.

7.2.4. Legal Compliance. To Seller’s Current Actual Knowledge, Seller has not received any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws, where such violation remains outstanding and, if not corrected, would have a material adverse effect on the use of the Property as currently owned and operated, or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if not performed, would have a material adverse effect on the use of the Property as currently owned and operated.

7.2.5. No Conflict. To Seller’s Current Actual Knowledge, the execution and delivery of this Agreement, and the sale and conveyance of the Property contemplated hereby, do not and will not (a) violate any provisions of (i) any rule, regulation, statute, or law, or (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body, or (iii) the charter or governing instruments of Seller, and (b) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, mortgage, lien, lease, agreement, debenture or instrument to which the Seller is a party, or which is or purports to be binding upon Seller or upon the Property.

7.2.6. Non-Foreign Person. Seller is not a foreign person as defined in Internal Revenue Code Section 1445(f)(3). At Closing, Seller shall deliver to Purchaser through escrow a declaration under penalty of perjury confirming the foregoing statement in the form of Exhibit E attached hereto (“Affidavit of Non-Foreign Status”).

7.2.7. Patriot Act. Seller is not a person or entity with whom Purchaser is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

7.2.8. Litigation. There is no pending or, to Seller’s Current Actual Knowledge, threatened private or governmental litigation by any governmental authority or person against Seller relating to the Property that might result in a material adverse change in the Property or its operation if it and all other pending and threatened litigation were adversely determined, or that challenges the validity or otherwise materially adversely affects the transaction contemplated by this Agreement.

7.2.9. Development Rights. Seller has not sold, transferred, conveyed or entered into any agreement regarding “air rights,” “excess floor area ratio,” or other development rights or restrictions relating to the Property, except as otherwise expressly set forth in the Title Report.

7.2.10. Hazardous Waste. Seller has not installed any underground tank, or used, generated, manufactured, treated, stored, placed, deposited or disposed of on, under or about the Property or transported to or from the Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials (“Hazardous Materials”) except in compliance with all applicable laws, rules and regulations, which for purposes of this Agreement include without limitation substances defined as “hazardous substances, hazardous materials or toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 United States Code §§9601 et seq.); the Hazardous Materials Transportation Safety and Security Reauthorization Act (49 United States Code §§5101 et seq.); the Resource Conservation and Recovery Act (42 United States Code §§6901 et seq.), the substances defined as “hazardous wastes” in California Health and Safety Code §25117 or as “hazardous substances” in California Health and Safety Code §25316, and the chemicals known to cause cancer or reproductive toxicity as published in the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code §25249.5 et seq.) and in the regulations adopted and publications promulgated under each of the aforesaid laws.

As stated in Section 9.1, it shall be a condition precedent to Purchaser’s obligation to close Escrow under this Agreement that Seller’s representations and warranties set forth above shall be true and correct in all material respects as of the date hereof and remain true and correct in all material respects as of Closing Date.

7.3. LIMITATIONS ON SELLER’S REPRESENTATIONS, WARRANTIES, AND COVENANTS. In the event of any breach by Seller of any of the preceding representations or warranties which is discovered prior to Closing, Purchaser shall (i) promptly advise Seller of such breach following Purchaser’s discovery of such breach, and (ii) cooperate with Seller, at no out-of-pocket expense to Purchaser, in mitigating any damage to Purchaser from such breach. In the event of any material breach by Seller of any of such representations or warranties discovered after Closing, Seller shall be liable only for any direct or actual damages suffered by Purchaser on account of Seller’s breach. Any liability of Seller hereunder for breach of any such representations or warranties shall be limited to (a) claims in excess of an aggregate of $25,000.00 that are advanced no later than six (6) months from the Closing Date, and (b) a maximum aggregate cap of $1,000,000.00 (the “Cap”). Notwithstanding the foregoing, Seller shall have no liability based on matters disclosed to Purchaser in any of the due diligence materials provided to Purchaser in accordance with Section 4. In no event shall Seller be liable for any indirect or consequential damages on account of Seller’s breach of any representation or warranty contained in this Agreement. Additionally, notwithstanding the foregoing and except as set forth in the following sentence, if Purchaser becomes aware prior to the Closing that any representation or warranty hereunder is untrue, or any covenant or condition to closing hereunder has not been fulfilled or satisfied (if not otherwise waived by Purchaser), and Purchaser nonetheless proceeds to close its purchase of the Property, then Purchaser shall be deemed to have irrevocably and absolutely waived, relinquished and released all rights and claims against Seller for any damage or other loss arising out of or resulting from such untrue representation or warranty or such unfulfilled or unsatisfied covenant or condition. The terms of this Section 7.3 shall survive the termination of this Agreement or Closing.

7.4. PURCHASER’S REPRESENTATIONS AND WARRANTIES. Purchaser hereby makes the following representations and warranties as of the date of this Agreement:

7.4.1. Due Authorization. Purchaser has been duly authorized to execute and perform its obligations under this Agreement. The persons signing this Agreement on behalf of Purchaser have the power and authority to do so and to bind Purchaser to this Agreement. All the instruments, agreements and other documents executed by Purchaser which are to be delivered to Seller at Closing are and at the time of Closing will be duly authorized, executed and delivered by Purchaser.

7.4.2. Legal Proceedings. To Purchaser’s current actual knowledge, Purchaser has not received written notice of any legal actions or proceedings in any court pending against Purchaser that affect Purchaser’s ability to purchaser the Property.

7.4.3. No Consents. No consent to the sale and conveyance of the Property by Seller to Purchaser is required to be obtained from any governmental agency or public administrative body or any other person or entity.

7.4.4. Patriot Act. Purchaser is not a person or entity with whom Seller is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

7.4.5. ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

7.5. SELLER COVENANTS.

7.5.1. Natural Hazard Disclosure Statement. Prior to the expiration of the Inspection Period, Seller will order and deliver to Purchaser a Natural Hazard Disclosure Statement pursuant to Civil Code Section 1103.2. Seller hereby instructs Title Company to obtain such Statement and provide copies to Purchaser and Seller at Seller’s cost as soon as possible following the Effective Date.

7.5.2. Seller Covenants. Seller covenants and agrees that, from the Effective Date until the first to occur of (i) termination of this Agreement or (ii) the Closing Date:

a.

Obligations. Seller shall pay, prior to delinquency, any and all obligations that are secured by or which if not paid may become a lien on the Property or any part of it. Notwithstanding the foregoing, Seller’s failure to pay any such obligation shall not breach this covenant if Seller is contesting in good faith the validity of such obligation and if, at or prior to Closing, the obligation and any lien can be and are satisfied and released by the payment of a portion of the Purchase Price otherwise payable to Seller at the Closing.

b.

Further Encumbrances. Unless Purchaser shall have given its prior written consent, Seller shall not (i) subject the Property to or knowingly permit any right, title or interest in or to the Property to be subject to any mortgage, pledge, lien or other hypothecation which is not a Permitted Exception; or (ii) transfer, convey or assign any right, title or interest in or to all or any portion of the Property.

c.

Provide Notice. If Seller receives any notice of (i) any Taking relating to the Property, (ii) any violation or any allegation of violation of any zoning or other code or ordinance or any other applicable law or regulation relating to the Property, (iii) any claim on behalf of any other person alleging title to or a right to use or possession of the Property or (iv) any unrecorded instrument or right affecting title to or use or possession of the Property, Seller shall immediately give written notice to Purchaser.

d.

Contracts. Seller shall not, without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed, enter into agreements or contracts or modify any existing contracts or agreements which are included in Reviewed Materials.

e.

Additional Agreements. Seller will not enter into any agreement, written or oral, that will be or purport to be binding on Purchaser or the Property subsequent to the Closing without the prior written consent of Purchaser.

f.	Consents/Actions. Seller will not take, approve or consent to any action or omission that would change the zoning, permits or licenses of or for the Property.
g.

Notice of Material Changes. Seller shall promptly notify Purchaser of any material adverse change in any condition with respect to the Property or of any event or circumstance which to Seller’s Actual Knowledge makes any representation or warranty of Seller under this Agreement materially and adversely untrue or any covenant of Seller under this Agreement substantially incapable of being performed. If Seller provides Purchaser with any such written notice, Purchaser shall have five (5) Business Days from the date of Seller’s delivery of such notice within which to notify Seller of Purchaser’s election to either (i) proceed with the transaction contemplated by this Agreement without any reduction in the Purchase Price; or (ii) terminate this Agreement in which event the Deposit shall be immediately returned to Purchaser and the rights and obligations of the parties under this Agreement shall terminate.

8. DISCLAIMER; RELEASE AND INDEMNIFICATION OF SELLER.

8.1. DISCLAIMER OF WARRANTIES; “AS IS” PURCHASE. Purchaser acknowledges that it will have had an opportunity to conduct diligence on the Property and will acquire the Property in its current condition based on its diligence. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor its employees, agents or representatives have made any representation or warranty as to the condition of the Property which survive Close of Escrow hereunder. Purchaser acknowledges and agrees that the Property is to be conveyed by Seller to Purchaser “as is,” with all faults,” and substantially in its current condition. Purchaser further acknowledges and agrees that, except for the representations and warranties by Seller set forth in Sections 4.1.1 and 7.2 above, the sale of the Property to Purchaser is made without any warranty or representation of any kind by Seller, either express or implied, and Seller shall have no liability, with respect to the value, uses, habitability, condition, design, operation, financial condition or prospects, or fitness for purpose or use of the Property (or any part thereof), or any other aspect, portion or component of the Property, including: (i) the physical condition, nature or quality of the Property, including condition of the HVAC and other Building systems, the quality of the soils on and under the Property and the quality of the labor and materials included in any improvements, fixtures, equipment or personal property comprising a portion of the Property; (ii) the fitness of the Property for any particular purpose; (iii) the presence or suspected presence of hazardous materials on, in, under or about the Property (including the soils and groundwater on and under the Property); and (iv) existing or proposed governmental laws or regulations applicable to the Property or the further development or change in use thereof, including environmental laws and laws or regulations dealing with zoning or land use. Further, Seller shall have no liability for any latent, hidden, or patent defect as to the Property or the failure of the Property, or any part thereof, to comply with any applicable laws and regulations. In particular, Purchaser acknowledges and agrees that the Property information made available to Purchaser under this agreement (and any other information Purchaser may have obtained regarding in any way any of the Property, including without limitation, its operations or its financial history or prospects from Seller or its agents, employees or other representatives but not including information prepared by Seller) is delivered to Purchaser as a courtesy, without representation or warranty as to its accuracy or completeness and not as an inducement to acquire the Property; that nothing contained in any deliveries of Property information shall constitute or be deemed to be a guarantee, representation or warranty, express or implied, in any regard as to any of the Property; and that Purchaser is relying only upon the provisions of this Agreement and its own independent assessment of the Property and its prospects in determining whether to acquire the Property. The parties acknowledge that the Purchase Price has been calculated to include a $125,000 credit to Purchaser to account for the computer controls for the mechanical system serving the Improvements not being operational.

8.2. RELEASE OF SELLER. Purchaser acknowledges that any information of any type which Purchaser has received or may receive from Seller, its property manager or their respective agents, including, without limitation, any environmental reports and surveys, is furnished on the express condition that Purchaser shall make an independent verification of the accuracy of such information and that Purchaser shall rely solely upon Purchaser’s own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property’s physical condition or other matters relating to the Property. Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, managers, members, partners, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (“Released Parties”) from any and all claims, including claims for contribution and/or indemnity, that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to the valuation, saleability, physical condition or utility of the Property, or any construction defects, errors, omissions or other conditions, latent or otherwise, including any and all environmental matters, affecting the Property, or any portion thereof. This release includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release to Seller, but does not extend to claims related to Seller’s breach of any express representations or warranties set forth in Sections 4.1.1. and 7.2 above (subject to the limitation of Section 7.3 above). Purchaser specifically waives the provision of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.’’

In this connection and to the extent permitted by law, Purchaser hereby agrees, represents and warrants, which representation and warranty shall survive the Closing, that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants, which representation and warranty shall survive the Closing, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance hereunder.

Seller has given Purchaser material concessions regarding this transaction in exchange for Purchaser agreeing to the provisions of this Section 8.2. Seller and Purchaser have each initialed this Section 8.2 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of this Section 8.2 shall survive Closing.

AZ	TC
SELLER’S INITIALS	PURCHASER’S INITIALS

9. CONDITIONS PRECEDENT.

9.1. CONDITIONS IN FAVOR OF PURCHASER. Purchaser’s obligation to close the purchase of the Property pursuant to this Agreement shall be subject to the following conditions precedent in favor of Purchaser, each of which may be waived by Purchaser in its sole discretion:

(a) The representations and warranties of Seller set forth in Section 7.2 above shall be true and correct in all material respects as of the Closing Date;

(b) Seller shall have made all deliveries required of Seller pursuant to Section 10.2 below and timely performed all of the obligations required by the terms of this Agreement to be performed by Seller;

(c) Prior to the expiration of the lnspection Period, Purchaser has approved, in its sole and absolute discretion, the physical condition and all other aspects of the Property pursuant to the review of the Reviewed Documents and investigations described in this Agreement in accordance with the terms of this Agreement; and

(d) Title Company shall be irrevocably committed to issue to Purchaser the Owner’s Title Policy and endorsements in the form agreed upon by Purchaser and the Title Company during the Title Review Period, insuring Purchaser as the fee simple owner of the Property, and showing title to the Property vested in Purchaser, subject only to payment of the applicable premium.

9.2. CONDITIONS IN FAVOR OF SELLER. Seller’s obligation to close the purchase of the Property pursuant to this Agreement shall be subject to the following conditions precedent in favor of Seller, each of which may be waived by Seller in its sole discretion:

(a) The representations and warranties of Purchaser set forth in Section 7.4 above shall be true and correct in all material respects as of the Closing Date; and

(b) Purchaser shall have made all deliveries required of Purchaser pursuant to Section 10.3 below and timely performed all of the obligations required by the terms of this Agreement to be performed by Purchaser.

10. CLOSING.

10.1. CLOSING. The transaction contemplated by this Agreement shall be consummated through escrow at the office of Title Company on or prior to the Closing Date. The Closing shall take place at a time on the Closing Date so that the Title Company will be able to wire-transfer all funds owing to Seller by no later than 11:00 a.m. California time. Purchaser hereby acknowledges that Purchaser may be required by the Title Company to wire funds into Escrow on the day before the Closing Date to allow Seller’s funds to be wired as described in the preceding sentence.

10.2. SELLER’S DELIVERY INTO ESCROW. Seller shall deliver the following items into escrow:

10.2.1. Deed. The Deed, duly executed and acknowledged by Seller, except that the amount of any transfer tax shall not be shown on the Deed, but shall be set forth on a separate affidavit or instrument which, after recordation of the Deed, shall be attached thereto so that the amount of such transfer tax shall not be of record.

10.2.2. Bill of Sale. The Bill of Sale, transferring the Personal Property to Purchaser, without warranty or title or use and without warranty, express or implied, as to merchantability or fitness for any purpose.

10.2.3. Assignment of Contracts, Etc.. The Assignment of Contracts, duly executed by Seller.

10.2.4. Affidavits Of Non-Foreign Status. The Affidavit of Non-Foreign Status duly executed by Seller (the “Non-Foreign Status Affidavit”).

10.2.5. California Form 593. A California Form 593 Real Estate Withholding Certificate executed by Seller (the “Withholding Exemption Certificate”).

10.2.6. Other Documents. Such other documents or instruments as may be reasonably required to consummate this transaction in accordance with the terms and conditions of this Agreement, such as appropriate escrow instructions to Title Company.

10.2.7. Evidence of Authorization. Such evidence as shall reasonably establish that Seller’s execution of this Agreement and performance of its obligations hereunder have been duly authorized and that the person or persons executing this Agreement on behalf of Seller have been duly authorized and empowered to do so.

10.2.8. Memorandum of Agreement. The Memorandum of Agreement duly executed and acknowledged by Seller.

10.3. PURCHASER’S DELIVERY INTO ESCROW. Purchaser shall deliver the following terms into escrow:

10.3.1. Cash. Immediately available funds in the following amounts: (i) the balance of the Purchase Price, less the Deposit; (ii) such amount, if any, as is necessary for Purchaser to pay Purchaser’s share of the closing costs and prorations specified in Sections 10.5 and 10.6 below; and (iii) any other amounts required to close escrow in accordance with the terms of this Agreement.

10.3.2. Assignments. Counterparts of the Assignment of Contracts executed by Purchaser.

10.3.3. Evidence of Authorization. Such evidence as shall reasonably establish that Purchaser’s execution of this Agreement and performance of its obligations hereunder have been duly authorized and that the person or persons executing this Agreement on behalf of Purchaser have been duly authorized and empowered to do so.

10.3.4. Memorandum of Agreement. The Memorandum of Agreement duly executed and acknowledged by Purchaser.

10.3.5. Other Documents. Such other documents and instruments as may be reasonably required in order to consummate this transaction in accordance with the terms and conditions of this Agreement, such as appropriate escrow instructions to Title Company.

10.4. PROCEDURE. Seller and Purchaser shall instruct the Title Company to complete the following tasks on the Closing Date:

10.4.1. Record the Deed, duly executed and acknowledged by Seller, in the Official Records of Alameda County.

10.4.2. Date, as of the Closing Date, and deliver to Purchaser (i) the Bill of Sale; (ii) the Assignment of Contracts; (iii) the Non-Foreign Status Affidavit; (iv) the Withholding Exemption Certificate, each executed by Seller and the original unrecorded Quitclaim Deed executed by Purchaser.

10.4.3. Date, as of the Closing Date, and deliver to Seller the Assignment of Contracts executed by Purchaser.

10.4.4. Deliver to Seller the total purchase price for the Property in accordance with Section 2 hereof.

10.4.5. Issue to Purchaser the Owner’s Title Policy.

10.4.6. File the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

10.5. CLOSING PRORATIONS. At Closing, the items of income and expense of the Property set forth below shall be prorated on the basis of a 365-day year, actual days elapsed for the month in which Closing occurs, as of midnight on the day immediately preceding the Closing Date. Income and expenses attributable to the period prior to the Closing Date shall be for the account of Seller, and income and expenses attributable to the period on and after the Closing Date shall be for the account of Purchaser. The following items shall be prorated through escrow as described above:

10.5.1. All current real property taxes, non-delinquent bonds or improvement assessments, general and special, non-delinquent public or governmental charges or assessments affecting the Property (including current assessments, liens or encumbrances for sewer, water, drainage or other public improvements whether completed or commenced on, or prior to, the date of this Agreement). If the Closing Date occurs before the tax rate or assessment is fixed, the proration of such taxes and assessments by Title Company shall be made at Closing based upon the most recent tax bills available.

10.5.2. All current reimbursements and other income from the Property and all current utilities, maintenance charges and similar expenses of the Property shall be prorated between Seller and Purchaser as of the Closing Date and, to the extent of information then available, such prorations shall be made at the Closing.

10.5.3. Seller and Purchaser shall use their commercially reasonable good faith efforts not less than five (5) Business Days prior to the Closing Date to prepare a schedule of prorations covering as many items to be prorated as practicable so such prorations can be made at the Closing. Such prorations shall be adjusted, if necessary, and completed after the Closing as soon as final information becomes available. Seller and Purchaser agree to cooperate and to use their commercially reasonable good faith efforts to complete such prorations no later than thirty (30) days after the Closing Date. Monthly income and expense items shall be prorated on the basis of the actual days in any given month.

10.5.4. Income and expenses of the Property for the period before the Closing Date shall be for the account of Seller and such income and expenses for the period on and after the Closing Date shall be for the account of Purchaser. Seller shall pay all taxes, assessments, invoices for goods furnished or services supplied, and other expenses relating to the Property that are allocable to the period before the Closing Date. The parties acknowledge there may be a credit due to Seller as a result of credits due to solar energy use on the Property.

10.5.5. In preparing the prorations described in Section 10.5.3 above, Seller shall diligently and in good faith work to generate its best estimates of prorated amounts where estimates are required.

Any such prorations which cannot be determined as of the Closing Date be paid by Purchaser to Seller, or by Seller to Purchaser, as the case may be, as soon as practicable following the Close of Escrow. If any prorations, apportionments or computations made under this Section require final adjustment, Purchaser and Seller shall make the appropriate adjustments promptly when accurate information becomes available. Any corrected adjustment or proration will be paid in cash to the party entitled to it. The obligations of the parties to make the adjustments shall survive the Closing.

10.6. CLOSING COSTS. Seller shall be responsible for 100% of city and county documentary transfer taxes and 50% of any escrow charges by Title Company. Purchaser shall be responsible for 100% of the cost of the Owner’s Title Policy and 50% of any escrow charges by Title Company. All other closing costs shall be allocated between Purchaser and Seller consistent with local custom. Each party shall pay its own attorneys’ fees incurred in connection with this Agreement or the transaction contemplated herein. Notwithstanding any other provision of this Agreement, Purchaser shall be responsible for any sales taxes resulting from the sale to Purchaser of the personal property described in the Bill of Sale.

10.7. CLOSING PROCEDURE. Title Company shall close escrow when (i) it is in a position to pay to Seller, by certified check or wire transfer in immediately available funds, the amount of the Purchase Price, as such amount may be increased or decreased as a result of the allocation of the closing costs and prorations as specified in Sections 10.5 and 10.6; (ii) it is in a position to issue to Purchaser the Owner’s Title Policy; and (iii) all conditions precedent to Closing set forth in this Agreement for the benefit of Purchaser and Seller have been satisfied or waived.

10.8. POSSESSION; NOTICES. On the Closing Date, Seller shall transfer to Purchaser possession of the Property. Prior to the expiration of the Inspection Period, Purchaser shall identify the Contracts that Purchaser elects to have terminated as of the Closing Date (individually, a “Rejected Contract,” and collectively, the “Rejected Contracts”). On the Closing Date, Seller shall send notices to all vendors and contractors under the Rejected Contracts informing them that Seller sold the Property to Purchaser on the Closing Date and that the Rejected Contract is terminated.

10.9. MAINTENANCE. Seller shall, between the Seller’s execution of this Agreement and the Closing Date, at Seller’s sole cost and expense maintain the Property in its current order, condition and repair, reasonable wear and tear excepted; shall pay or cause to be paid expenses of any kind incurred in the maintenance and ownership of the Property and shall otherwise operate the Property as before the making of this Agreement, substantially the same as though Seller were retaining ownership of the Property.

10.10. PURCHASER REMEDIES. If Seller defaults under or breaches this Agreement and fails to sell the Property in accordance with this Agreement, Purchaser shall have the right, as its sole remedy, either (a) to terminate this Agreement by giving written notice to Seller and receive the return of the Deposit and reimbursement of all of its reasonable out-of-pocket costs incurred in connection with the transaction contemplated by this Agreement, subject to a cap of $50,000.00, within thirty (30) days following receipt of reasonable evidence of such costs, which return and reimbursement shall operate to release Seller from any and all liability hereunder, (b) to enforce specific performance of Seller’s obligation to sell the Property to Purchaser in accordance with this Agreement or (c) if specific performance is not available as a remedy for Buyer because Seller has conveyed the Property in breach of this Agreement to a good faith purchaser, then Purchaser may exercise such further rights and remedies as may be available at law or in equity, provided however, the maximum aggregate cap for all claims and damages resulting from such breach shall not exceed $2,000,000. Other than as set forth above, Purchaser expressly waives all rights to obtain damages in the event of Seller’s failure to close the sale of the Property hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive the return of the Deposit and reimbursement of its reasonable out-of-pocket costs incurred in connection with the transaction contemplated by this Agreement if Purchaser fails to file suit against Seller, in a court having jurisdiction in the county and state in which the Property is located, within thirty (30) days following the date upon which Closing was to have occurred. The provisions of this Section 10.10 shall survive the Closing.

11. BROKERS. Seller and Purchaser each warrant and represent to the other that no person, firm or entity who or which has been retained by either Seller or Purchaser, other than Colliers International (Ted Helgans/Brian Lagomarsino) (“Purchaser’s Broker”) representing Purchaser and Griggs Resource Group (Brian Griggs) (“Seller’s Broker”) representing Seller, is in a position to claim a real estate brokerage commission, due diligence fee or finder’s fee against the other party as a procuring cause of this transaction based upon contacts with such party or the Property. Each party shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including attorneys’ fees) arising as a result of a breach of the foregoing warranty and representation. Pursuant to the terms of a separate written agreement, Seller shall pay, at Closing and only if there is a Closing, to Purchaser’s Broker and Seller’s Broker, any agreed-upon real estate commission due as a result of the purchase and sale evidenced hereby.

12. MISCELLANEOUS.

12.1. NOTICES. All notices, demands or other communications of any type given by either party to the other or to Title Company, whether required by this Agreement or in any way related to this transaction, shall be in writing and delivered: (i) by hand, email or Federal Express or similar courier service; or (ii) by United States Mail, as a certified item, return receipt requested, and deposited in a Post Office or other depository under the care or custody of the United States Postal Service, with proper postage affixed. Each notice to a party shall be addressed as follows:

To Seller	The Duffield Family Foundation
c/o Nevada Pacific Consulting, LLC
3201 Danville Boulevard
Danville, California 94507
Attn: Steve Hill
Email: steve@nevadapacific.com

To Purchaser:	Veeva Systems Inc.
4637 Chabot Drive
Suite 210
Pleasanton CA 94588
Attn: Tim Cabral
Email: tim.cabral@veeva.com

With a copy to:	Dzida, Carey & Steinman
3 Park Plaza, Suite 750
Irvine, California 92614
Irvine, California 92614
Attention: Diane P. Carey
E-mail: dcarey@dcslaw.com

And with a copy to:	Watson Setzer Real Estate Partners LLC
655 Montgomery Street, Suite 1190
San Francisco, California 94111
Attention: Chris Watson
chris@watsonsetzer.com

To Title Company:	Chicago Title Insurance Company
1 Kaiser Plaza, Suite 745
Oakland, California 94612
Attn.: Laurie Edwards
email: edwardsl@ctt.com

Any notice delivered by hand or Federal Express or similar courier service shall be deemed to be delivered when actual delivery is made. Any notice delivered by email shall be deemed to be delivered when the recipient has affirmatively acknowledged receipt of the email. Any notice deposited in the United States Mail in the manner required above shall be deemed to be delivered three (3) Business Days after the date of such deposit, and any time periods provided for herein during which a party may act shall not commence until such notice is deemed to be so delivered. Either party hereto may change its address by notice given as provided herein to the other party and Title Company.

12.2. RULES OF CONSTRUCTION. Where required for proper interpretation, words in the singular shall include the plural, the masculine gender shall include the neuter and the feminine, and vice versa. The headings of the Articles, Sections, Subsections and paragraphs contained in this Agreement are included only for convenience of reference and shall be disregarded in the construction and interpretation of this Agreement. References in this Agreement to Articles, Sections, Subsections and paragraphs are references to the Articles, Sections, Subsections and paragraphs contained in this Agreement. Each reference in this Agreement to an Article shall be deemed a reference to all Sections and Subsections contained within such Article; each reference to a Section shall be deemed a reference to all Subsections contained within such Section. This Agreement has been fully negotiated at arms’ length between the parties, after advice by counsel and other representatives chosen by the parties, and the parties are fully informed with respect thereto. No party shall be deemed the scrivener of this Agreement and, accordingly, the provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against any party. Use in this Agreement of the words “including” or “such as”, or words of similar import, following any general term, statement or matter shall not be construed to limit such term, statement or matter to the enumerated items, whether or not language of non-limitation (such as “without limitation” or “but not limited to”) are used with reference thereto, but rather shall refer to all items or matters that could reasonably fall within the broadest scope of such term, statement or matter.

12.3. AMENDMENT; WAIVERS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto. A party may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

12.4. TIME OF ESSENCE. Time is of the essence of this Agreement and each provision hereof.

12.5. ATTORNEYS’ FEES. If either party brings an action or proceeding at law or in equity to interpret or enforce this Agreement or any provisions contained herein, or to seek damages or other redress for a breach, the prevailing party shall be entitled to recover in addition to all other remedies or damages, reasonable attorneys’ fees and expert witnesses’ fees incurred in such action or proceeding.

12.6. LAW. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California.

12.7. ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

12.8. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Purchaser shall have no right to assign this Agreement or any of Purchaser’s rights hereunder without first having obtained Seller’s prior written consent to such assignment, which consent may be withheld in Seller’s sole discretion, except that Seller’s consent shall not be required with respect to an assignment of this Agreement by Purchaser to an assignee who (a) agrees to be bound by all of the terms and conditions of this Agreement, and (b) is a business entity controlled and/or managed by, controlling or under common control with, Purchaser. Any purported assignment by Purchaser to an unauthorized party shall be null and void. Subject to the foregoing, this Agreement, and the terms, covenants and conditions herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns. In no event shall an assignment by Purchaser of this Agreement or any of Purchaser’s rights hereunder release Purchaser from its obligations under this Agreement.

12.9. EXHIBITS. The exhibits to which reference is made in this Agreement are deemed incorporated into this Agreement in its entirety by such reference.

12.10. BUSINESS DAY. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date or period shall be the next Business Day.

12.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement. Purchaser acknowledges and agrees that this Agreement shall be of no force or effect unless and until a copy hereof is counter-executed by a duly authorized officer of Seller.

12.12. ELECTRONICALLY TRANSMITTED/COUNTERPART DOCUMENTS. If Purchaser or Seller uses electronically transmitted signed documents, each party agrees to accept and instruct the Title Company to rely upon such documents as if they bore original signatures. Purchaser and Seller hereby acknowledge and agree to provide to the Title Company, within seventy-two (72) hours after transmission, such documents bearing the original signatures. Purchaser and Seller further acknowledge and agree that electronically transmitted documents bearing non-original signatures will not be accepted for recording and that the parties will provide originally executed documents to the Title Company for such purpose.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:	THE DUFFIELD FAMILY FOUNDATION, a Nevada nonprofit corporation

	By:	/s/ Amy Zeifang
	Name:	Amy Zeifang
	Title:	Chairman

PURCHASER:	VEEVA SYSTEMS INC., a Delaware corporation

	By:	/s/ Tim Cabral
	Name:	Tim Cabral
	Title:	CFO

EXHIBIT A

LEGAL DESCRIPTION

REAL PROPERTY IN THE CITY OF PLEASANTON, COUNTY OF ALAMEDA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

Real property in the City of Pleasanton, County of Alameda, State of California, described as follows:

PARCEL 1:

LOT 11-D, AS SHOWN ON PARCEL MAP 5566, FILED OCTOBER 24, 1989 IN BOOK 187 OF MAPS, AT PAGES 48 AND 49, ALAMEDA COUNTY RECORDS.

PARCEL 2:

BEGINNING AT A POINTIN THE EASTERLY LINE OF PARCEL 11F OF PARCEL MAP 6020, FILED AUGUST 24, 1990, MAP BOOK 191, PAGE 87, DISTANCE THEREON NORTH 1° 38’ 51” EAST, 665.20 FEET FROM THE SOUTHEAST CORNER OF SAID PARCEL 11F; THENCE NORTH 88° 21’ 09” WEST, 30.00 FEET; THENCE NORTH 1° 38’ 51” EAST, 28.00 FEET; THENCE NORTH 88° 21’9” WEST, 59.00 FEET; THENCE NORTH 1° 38’ 51” EAST, 107.00 FEET TO THE SOUTHERLY LINE OF STONERIDGE DRIVE (103.00 FEET WIDE); THENCE EASTERLY ALONG LAST SAID LINE, SOUTH 88° 21’ 09” EAST, 89.00 FEET; THENCE SOUTH 1° 38’1” WEST, 135.00 FEET TO THE POINT OF BEGINNING.

PARCEL 3:

A 21.00 FOOT-WIDE STRIP OF LAND LOCATEDIN PARCEL 11F OF PARCEL MAP 6020, AS SAID PARCEL IS SHOWN UPON SAID MAP FILED FOR RECORD ON AUGUST 24, 1990,IN BOOK 191 OF MAPS, AT PAGE 87, OFFICIAL RECORDS OF ALAMEDA COUNTY, CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID PARCEL 11F OF PARCEL MAP 6020; THENCE NORTHERLY ALONG THE LINE COMMON TO LOT 11F OF PARCEL MAP 6020 AND LOT 11D OF PARCEL MAP 5566, WHICH WAS FILED FOR RECORD ON OCTOBER 24, 1989,IN BOOK 187 OF MAPS AT PAGE 48 & 49, OFFICIAL RECORDS OF ALAMEDA COUNTY, CALIFORNIA, NORTH 01° 38’ 51” EAST, 460.20 FEET; THENCE WESTERLY, NORTH 88° 21’ 09” WEST, 21.00 FEET; THENCE SOUTHERLY ALONG A LINE PARALLEL WITH AND 21.00 FEET, MEASURED AT RIGHT ANGLES, FROM THE EASTERLY LINE OF SAID LOT 11F, SOUTH 01° 38’ 51” WEST, 463.90 FEET; THENCE NORTH 81° 38’ 51” EAST, 21.32 FEET TO THE POINT OF BEGINNING.

PARCEL 4:

A NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCEL 1, 2 AND 3 ABOVE FOR THE PURPOSE OF VEHICULAR (INCLUDING TRUCKS OF ALL SIZES) AND PEDESTRIAN INGRESS AND EGRESS OVER, ALONG AND ACROSS ALL THAT PORTION OF THAT CERTAIN COMMON DRIVEWAY EASEMENT SHOWN ON SAID PARCEL MAP 4391, AND AS AMENDED PARCEL MAP NO. 4391, FILED NOVEMBER 23, 1987,IN BOOK 172 OF PARCEL MAPS, PAGES 86 AND 87, ALAMEDA COUNTY RECORDS, LYING WITHIN THE LINES OF PARCEL 11B, AND AS GRANTED IN THAT “GRANT OF EASEMENT AND MAINTENANCE AGREEMENT” DATED MAY 23, 1985, BY THE PRUDENTIALINSURANCE COMPANY OF AMERICA, A NEW JERSEY CORPORATION AND RECORDED MAY 24, 1985 ASINSTRUMENT NO. 85-100661 OF OFFICIAL RECORDS.

PARCEL 5:

ALL EASEMENTS AND OTHER REAL PROPERTY RIGHTS APPURTENANT TO PARCELS 1, 2 AND 3 ABOVE, SET FORTHIN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR HACIENDA BUSINESS PARK (NO. 3), RECORDER MAY 1, 1998, SERIES NO. 98146103, OFFICIAL RECORDS AND AMENDED BY A FIRST AMENDMENT RECORDED MAY 23, 2000, SERIES NO. 2000153840, SECOND AMENDMENT RECORDED MAY 25, 2000, SERIES NO. 2000157497, THIRD AMENDMENT RECORDED MAY 13, 2003, SERIES NO. 2003277996, AND FOURTH AMENDMENT RECORDED JUNE 9, 2005, SERIES NO. 2005234212, ALL OF OFFICIAL RECORDS OF ALAMEDA COUNTY, CALIFORNIA.

A-1

PARCEL 6:

ALL DRAINAGE EASEMENTS AND SIMILAR RIGHTS APPURTENANT TO PARCELS 1, 2 AND 3 HEREINABOVE, SET FORTHIN THAT CERTAIN FIRST AMENDMENT TO GRANT OF EASEMENTS AND MAINTENANCE AGREEMENT, RECORDED SEPTEMBER 6, 1994, SERIES NO. 94296391, OFFICIAL RECORDS, WHICH DOCUMENT AMENDS THAT CERTAIN GRANT OF EASEMENTS AND MAINTENANCE AGREEMENT BETWEEN THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND HACIENDA STONERIDGE ILIMITED PARTNERSHIP, RECORDED OCTOBER 27, 1989, SERIES NO. 89290658, OFFICIAL RECORDS.

PARCEL 7:

A NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCELS 1, 2 AND 3 ABOVE FOR THE PURPOSE OF VEHICULAR (INCLUDING TRUCKS OF ALL SIZES) AND PEDESTRIANINGRESS AND EGRESS OVER, ALONG AND ACROSS ALL THAT PORTION OF PARCEL 11C EXCEPTING THE EASTERLY 21 FEET THEREOF, OF PARCEL MAP 5566, FILED OCTOBER 24, 1989, N BOOK 187 OF PARCEL MAPS, PAGES 48 AND 49, ALAMEDA COUNTY RECORDS, SHOWN AND DESCRIBED THEREON AS “EX. COMMON DRIVEWAY EASEMENT PER AMENDED P.M. 4391 (172 M 86)”.

PARCEL 8:

A NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCELS 1, 2 AND 3 ABOVE FOR THE PURPOSE OF VEHICULAR (INCLUDING TRUCKS OF ALL SIZES) AND PEDESTRIAN INGRESS AND EGRESS OVER, ALONG AND ACROSS ALL THAT PORTION OF PARCEL 11C EXCEPTING THAT PORTION THEREOF LYING WITHIN PARCEL 2 HEREINABOVE DESCRIBED, OF PARCEL MAP 5566, FILED OCTOBER 24, 1989,IN BOOK 187 OF PARCEL MAPS, PAGES 48 AND 49, ALAMEDA COUNTY RECORDS, SHOWN AND DESCRIBED HEREON AS “ACCESS AND COMMON DRIVEWAY EASEMENT”.

PARCEL 9:

A 12.00 FOOT WIDE NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCELS 1, 2 AND 3 ABOVE FOR THE PURPOSE OF INGRESS AND EGRESS LOCATEDIN LOT 11F OF PARCEL MAP 6020, AS SAID PARCEL IS SHOWN ON SAID PARCEL MAP FILED FOR RECORD ON AUGUST 24, 1990, IN BOOK 191 OF MAPS AT PAGE 87, OFFICIAL RECORDS OF ALAMEDA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 11F; THENCE NORTHERLY ALONG THE LINE COMMON TO SAID LOT 11F OF PARCEL MAP 6020 AND LOT 11D OF PARCEL MAP 5566, WHICH MAP WAS FILED FOR RECORD ON OCTOBER 24, 1989, IN BOOK 187 OF MAPS AT PAGE 48, NORTH 1° 38’ 51” EAST 460 .20 FEET; THENCE AT RIGHT ANGLES NORTH 88° 21’ 09” WEST 21.00 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 88° 21’ 09” WEST 12.00 FEET; THENCE AT RIGHT ANGLES SOUTH 1° 38’ 51” WEST 466.02 FEET; THENCE NORTH 81° 38’ 51” EAST 12.19 FEET; THENCE NORTH 1° 38’ 51” EAST 463.90 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL 10:

AN 18.00 FOOT WIDE EXCLUSIVE EASEMENT APPURTENANT TO PARCELS 1, 2 AND 3 ABOVE FOR THE PURPOSE OF PARKING LOCATED IN LOT 11F OF PARCEL MAP 6020, AS SAID PARCEL IS SHOWN ON SAID PARCEL MAP FILED FOR RECORD ON AUGUST 24, 1990 IN BOOK 191 OF MAPS AT PAGE 87, OFFICIAL RECORDS OF ALAMEDA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 11F; THENCE NORTHERLY ALONG THE LINE COMMON TO SAID LOT 11F OF PARCEL MAP 6020 AND LOT 11D OF PARCEL MAP 5566, WHICH MAP WAS FILED FOR RECORD ON OCTOBER 24, 1989, IN BOOK 187 OF MAPS AT PAGE 48, NORTH 1° 38’ 51” EAST 485.20 FEET TO THE TRUE POINT OF BEGINNING; THENCE AT RIGHT ANGLES NORTH 88° 21’ 09” WEST 18.00 FEET; THENCE NORTH 1° 38’ 51” EAST 103.00 FEET; THENCE AT RIGHT ANGLES SOUTH 88° 21’ 09” EAST 18.00 FEET TO SAID COMMON LINE; THENCE AT RIGHT ANGLES SOUTH 1° 38’ 51” WEST 103.00 FEET TO THE TRUE POINT OF BEGINNING.

APN: 941-2762-018-01

A-2

EXHIBIT B

SCHEDULE OF PERSONAL PROPERTY

THE CONTENTS OF ROOM 259 AND ALL FURNITURE, FIXTURES AND

EQUIPMENT LOCATED IN THE CAFETERIA

B-1

EXHIBIT C

SCHEDULE OF CONTRACTS

NONE

C-1

EXHIBIT D

Recorded at Request of:

Chicago Title Insurance Company
1 Kaiser Plaza, suite 745
Oakland, California 94612
Attention: Laurie Edwards

When Recorded Mail to:

Veeva Systems Inc.
4637 Chabot Drive, Suite 200
Pleasanton, California 94588
Attn: Tim Cabral

Mail Tax Statements to:	Documentary Transfer Tax is not of public
record and is shown on a separate sheet
Veeva Systems Inc.	attached to this deed.
4637 Chabot Drive, Suite 200
Pleasanton, California 94588
Attn: Tim Cabral

GRANT DEED

For valuable consideration, receipt of which is acknowledged, THE DUFFIELD FAMILY FOUNDATION, a Nevada nonprofit corporation, hereby grants to VEEVA SYSTEMS INC., a Delaware corporation, the real property in the County of Alameda, State of California, described in Exhibit A attached hereto and made a part hereof.

Dated:

The Duffield Family Foundation, a Nevada
nonprofit corporation

By:

Its:

[NOTARY PAGE TO GRANT DEED]

STATE OF		)
) ss
COUNTY OF	)

On             , 2014, before me,                     , personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(SEAL)

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(PURSUANT TO SECTION 11932 REVENUE AND TAXATION CODE)

TO:	Recorder
County of Alameda

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Grantor: The Duffield Family Foundation, a Nevada nonprofit corporation

Grantee: Veeva Systems Inc., a Delaware corporation

The property described in the accompanying document is located in the City of Pleasanton.

The amount of tax due on the accompanying document is $            .

☒ Computed on full value of property conveyed.

☐ Computed on full value, less liens and encumbrances remaining at the time of sale.

The Duffield Family Foundation, a Nevada
nonprofit corporation

By:

Its:

Note: After the permanent record is made, this form will be affixed to the conveying document and returned with it.

EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION OF THE REAL PROPERTY

All of the real property in the County of Alameda, State of California, described as follows:

EXHIBIT E

AFFIDAVIT OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by             , a             (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations.

3. Seller’s Tax Identification Number is             ; and

4. Seller’s address is                                                  .

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:                     .

SELLER:

E-1

EXHIBIT F

BILL OF SALE

For valuable consideration, receipt of which is acknowledged, THE DUFFIELD FAMILY FOUNDATION, a Nevada nonprofit corporation (“Seller”), hereby sells, assigns, transfers and delivers “as is” without warranty or recourse and only to the extent of Seller’s interest, to VEEVA SYSTEMS INC., a Delaware corporation (“Purchaser”), all of the personal property described in Schedule A attached hereto and made a part hereof (the “Personal Property”). Seller hereby represents and warrants to Purchaser that Seller owns good and marketable title to the Personal Property, free and clear of any and all security agreements, financing statements or other liens or encumbrances.

Dated:                         .

[SELLER]

F-1

SCHEDULE A TO BILL OF SALE

Schedule of Personal Property

ALL PERSONAL PROPERTY OWNED BY SELLER LOCATED IN THE

IMPROVEMENTS AS OF THE EFFECTIVE DATE

F-2

EXHIBIT G

ASSIGNMENT OF CONTRACTS, WARRANTIES AND INTANGIBLES

This Assignment of Contracts, Warranties and Intangibles is made as of                 , 2014, by and between THE DUFFIELD FAMILY FOUNDATION, a Nevada nonprofit corporation (“Seller”), and VEEVA SYSTEMS INC., a Delaware corporation (“Purchaser”).

For valuable consideration, receipt of which is acknowledged, Seller and Purchaser agree as follows:

1. ASSIGNMENT AND ASSUMPTION; INDEMNITY.

(a) Seller hereby assigns and transfers to Purchaser all right, title and interest of Seller in, to and under (i) the contracts (the “Contracts”) described in Schedule A attached hereto and made a part hereof; (ii) all assignable existing warranties and guaranties issued to Seller in connection with the real property commonly known as 4280 Hacienda Drive located in Pleasanton, California, or any improvements thereon or personal property used in connection therewith (the “Warranties”), and (ii) to the extent assignable, all entitlements, permits, marks, logos and names related exclusively to the real property and improvements described in preceding clause (the “Intangibles”).

(b) Purchaser hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Contracts to be performed by Seller thereunder that arise or accrue from and after the date of this Assignment.

(c) Seller shall indemnify, defend and hold Purchaser harmless from any loss, claim or damage (including, without limitation, reasonable attorneys’ fees and costs and expenses of litigation) arising out of or resulting from any breach by Seller of its obligations under the Contracts, Warranties or Intangibles, if any, before the Closing Date. Purchaser shall indemnify, defend and hold Seller harmless from any loss, claim or damage (including, without limitation, reasonable attorneys’ fees and costs and expenses of litigation) arising out of or resulting from any breach by Purchaser of its obligations under the Contracts, Warranties or Intangibles, if any, on or after the Closing Date.

2. FURTHER ASSURANCES. Seller and Purchaser agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

3. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective personal representatives, heirs, successors and assigns.

4. COUNTERPARTS. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Assignment as of the date first hereinabove written.

SELLER:	PURCHASER:

The Duffield Family Foundation,	Veeva Systems Inc., a Delaware corporation
a Nevada nonprofit corporation
By:
By:
Name:
Name:
Title:
Title:

SCHEDULE A TO ASSIGNMENT OF CONTRACTS, WARRANTIES AND INTANGIBLES

Schedule of Contracts

NONE

EXHIBIT H

MEMORANDUM OF SALE AGREEMENT

H

RECORDING REQUESTED BY:

WHEN RECORDED, MAIL TO:

DZIDA, CAREY & STEINMAN (DPC)

3 Park Plaza, Suite 750

Irvine, California 92614

(Space Above for Recorder’s Use)

MEMORANDUM OF SALE AGREEMENT

This Memorandum of Sale Agreement (“Memorandum”) is made on                     , 2014, by THE DUFFIELD FAMILY FOUNDATION, a Nevada nonprofit corporation (“Seller”), and VEEVA SYSTEMS INC., a Delaware corporation (“Purchaser”).

RECITALS

A. Seller is the owner of certain real property in the County of Alameda, State of California, more particularly described on Exhibit “1” attached to and made a part of this Memorandum (“Property”).

B. Seller desires to sell the Property to Purchaser, and Purchaser desires to acquire the Property from Seller.

AGREEMENT

THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller agrees as follows:

1. Agreement. Seller has agreed to sell the Property to Purchaser in accordance with the terms of an unrecorded Purchaser and Sale Agreement dated May         , 2014 (the “Agreement”) executed by Purchaser and Seller. The terms of the Agreement are incorporated in this Memorandum by this reference. Unless otherwise expressly provided in this Memorandum, all capitalized terms and phrases in this Memorandum shall have the same meanings given such terms in the Agreement.

2. Interpretation. The purpose of this Memorandum is to give notice of the existence of the rights of Purchaser under the Agreement. If there is any inconsistency between the provisions of this Memorandum and the provisions of the Agreement, the provisions of the Agreement shall control.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE TO

MEMORANDUM OF SALE AGREEMENT]

The Duffield Family Foundation, a Nevada nonprofit corporation	Veeva Systems Inc., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

“Seller”	“Purchaser”

[NOTARIES ON FOLLOWING PAGE]

[NOTARY PAGE TO MEMORANDUM OF AGREEMENT]

STATE OF	)
) ss
COUNTY OF )

On             , 2014, before me,                     , personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(SEAL)

STATE OF	)
) ss
COUNTY OF )

On             , 2014, before me,                     , personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(SEAL)

MEMORANDUM OF SALE AGREEMENT

EXHIBIT “1”

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT I

QUITCLAIM DEED

I

RECORDING REQUESTED BY:

WHEN RECORDED, MAIL TO:

(Space Above for Recorder’s Use)

QUITCLAIM DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Veeva Systems Inc., a Delaware corporation (“Veeva”), does hereby REMISE, RELEASE AND QUITCLAIM to The Duffield Family foundation, a Nevada nonprofit corporation, all of Veeva’s right, title and interest in the real property in the County of Alameda, State of California, described on Exhibit “1” attached to and made a part of this Quitclaim Deed

VEEVA SYSTEMS INC., a Delaware
corporation

By:
Name:
Title:

[NOTARY ON FOLLOWING PAGE]

I-1

[NOTARY PAGE TO QUITCLAIM DEED]

STATE OF	)
) ss
COUNTY OF )

On             , 2014, before me,                     , personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(SEAL)

I-2

SCHEDULE 4.1.1

Reviewed Materials

Britannia II Accessibility Summary

Britannia II Building and Zoning Analysis

Britannia II Parking Analysis

Alameda County Work Plan Approval 2011-03-23.pdf

Email re Large Diameter Borehole Drilling Schedule—2011-06-22.pdf

Letter from LPFD re Elevator Subsurface Leak—2011-03-15.pdf

Phase I ESA—Bureau Veritas—2010-07-22.pdf

Remediation Approach—PD Enviro 2011-03-17.pdf

Water Sample Results—4 radial borings—2011-04-19.pdf

4280 (E) 1st Fl Plan.dwg

4280 (E) 1st Fl Plan.pdf

4280 (E) 2nd Fl Plan.dwg

4280 (E) 2nd Fl Plan.pdf

4280 (E) Roof Plan.dwg

4280 (E) Roof Plan.pdf

ID Architecture Building Area.pdf

PCA—Orin Group—2009-07-06.pdf

Roof Warranty—BEP Pleasanton Investors LLC Rev 01.pdf

Seismic Assessment—SGH -2010-07-22.pdf

Notice of Intent to Install Solar Panels—Tyco—2006-03-17.pdf

Solar Panel Close-Out Binder 4280—EPS.pdf

ALTA Survey—Bock & Clark—2010-07-19.pdf

Property Management Files

Harding Lawson Phase I Assessment (1994)

Architectural Drawings

Bureau Veritas Phase I ESA (2011)

Rockridge Geotechnical Report (2013)

Rosenfeld Mechanical Assessment (2011)

Ted Jacobs Electrical Report (2011)

Solar Panel Installation Information

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is dated as of July 16, 2014, and is made by and between The Duffield Family Foundation, a Nevada nonprofit corporation (referred to herein as “Seller”), and Veeva Systems Inc., a Delaware corporation (“Purchaser”).

RECITALS

A.

Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated June 11, 2014 concerning the purchase and sale of the improved real property located at 4280 Hacienda Drive, Pleasanton CA (the “Agreement”). Capitalized terms are used in this Amendment as such terms are defined in the Agreement.

B.

Purchaser delivered the Approval Notice under Section 4.3.1 of the Agreement and instructed Escrow Holder to disburse the Deposit to Seller in accordance with the Agreement. The Deposit was inadvertently not disbursed within the two (2) Business Day period referenced in Section 4.3.1 of the Agreement.

C.	The parties desire to confirm that, notwithstanding the failure to disburse the Deposit as required under Section 4.3.1 of the Agreement, the Agreement shall remain in full force and effect.

AMENDMENT

For good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby amend the Agreement as follows:

1.

Notwithstanding that the Deposit was not disbursed to Seller within the two (2) Business Day period following the delivery of the Approval Notice as required under Section 4.3.1 of the Agreement, (i) Purchaser shall not be deemed to have elected to terminate the Agreement; and (ii) the Agreement is hereby reinstated and ratified and shall remain in full force and effect in accordance with its terms.

2.	The parties agree that the last sentence of Section 4.3.1 regarding the execution and delivery of the Memorandum of Agreement and Quitclaim Deed is hereby deleted from the Agreement.
3.	This Amendment may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement.

THE DUFFIELD FAMILY FOUNDATION, a Nevada nonprofit corporation		VEEVA SYSTEMS INC, a Delaware corporation

By:	/s/ Amy Zeifang	By:	/s/ Josh Faddis
Amy Zeifang, Chairman		Josh Faddis, General Counsel